WWW.THEHACKETTGROUP.COM

Exhibit 99.1

The Hackett Group Announces Second Quarter 2026 Results

MIAMI, FL (August 4, 2026) - The Hackett Group, Inc. (NASDAQ: HCKT), a leading AI strategic consulting and digital transformation firm that enables Digital World Class® performance, today announced its financial results for the second quarter, which ended on June 26, 2026.

"While our second quarter reflected the ongoing transition of our business model, our third-quarter outlook marks what we believe is an important operational and financial inflection point," stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. "Based on recent platform-led wins exceeding $30 million, and growing demand for AI-enabled transformation services, we expect both sequential revenue growth and year-over-year adjusted EPS growth in the third quarter. The positive market response to our platforms reinforces our conviction that enterprises are seeking trusted, outcome-oriented solutions that accelerate value realization while reducing transformation risk and positioning us to drive strong operating results and long-term shareholder value."

Financial Highlights

▪
Total revenue in the second quarter of 2026 was $69.3 million and revenue before reimbursements was $68.3 million. This compares to total revenue of $78.9 million and revenue before reimbursements of $77.6 million in the second quarter of the prior year.
▪
GAAP diluted earnings per share was $0.18 in the second quarter of 2026, as compared to $0.06 in the second quarter of 2025.
▪
Adjusted diluted earnings per share, a non-GAAP measure, for the second quarter of 2026 was $0.34, which was at the mid-point of our guidance range, as compared to $0.38 in the second quarter of 2025. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
▪
Strong cash flows provided by operations were $15.2 million in the second quarter of 2026, which allowed us to reduce our net debt position by $6.1 million, buy back $4.0 million of the Company’s stock and pay dividends of $3.0 million. As of June 26, 2026, the Company’s cash balances were $14.2 million, with $81.0 million outstanding on the Company’s credit facility. Additionally, the Company had $18.1 million available under its share repurchase plan.
▪
On August 3, 2026, the Company amended and restated its credit facility to extend the maturity date and increase the borrowing capacity to $125 million.
▪
Subsequent to the end of the second quarter, the Company's Board of Directors declared the third quarterly dividend of $0.12 per share for its shareholders of record on September 18, 2026, to be paid on October 2, 2026.

Business Outlook for the Third Quarter of 2026

Based on the Company's current outlook:

▪
The Company estimates total revenue before reimbursements for the third quarter of 2026 will be in the range of $68.0 million to $70.0 million.
▪
The Company estimates adjusted diluted earnings per share for the third quarter of 2026 to be in the range of $0.37 and $0.39, assuming a GAAP effective tax rate of 26.5%.

Conference Call and Webcast Details

On Tuesday, August 4, 2026, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 4, 2026 and will run through 5:00 P.M. ET on Tuesday, August 18, 2026. To access the rebroadcast, please dial (800) 835-4610. For International callers, please dial (203) 369-3352.

In addition, The Hackett Group ® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 4, 2026 and will run through 5:00 P.M. ET on Tuesday, August 18, 2026. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled "Reconciliation of GAAP to Non-GAAP Measures" in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company's future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company's stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an AI strategic consulting and digital transformation firm that enables Digital World Class® performance. Using Hackett AI XPLR™, ZBrain™, XT™, AIXelerator™,

AskHackett™, and Quantum Leap® platforms, the company's experienced professionals and engineers help organizations realize the power of Gen AI from ideation through implementation to achieve quantifiable, breakthrough results with unprecedented speed, allowing it to be key architects of their Gen

AI journey. The company's expertise is grounded in unparalleled best practices insights from enterprise performance benchmarks from the world's leading businesses - including 97% of the Dow Jones

Industrials, 90% of the Fortune 100, 68% of the DAX 40 and 53% of the FTSE 100. Visit us at

www.thehackettgroup.com/.

# # #

Trademarks

The Hackett Group®, quadrant logo, Digital World Class® and Quantum Leap® are the registered marks of The Hackett Group®.

Cautionary Statement Regarding "Forward-Looking" Statements

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as "expects," "anticipates," "intends," "plans," "believes," seeks," "estimates," or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that could impact such forward-looking statements include, among others, changes in worldwide and U.S. economic conditions that impact business confidence and the demand for our products and services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions, our ability to effectively integrate acquisitions, including the Leeway acquisition, into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russia and Ukraine and in the Middle East on our business and changes in general economic conditions, interest rates and our ability to obtain additional debt financing if needed as well as other risk detailed in The Hackett Group's reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Contact

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

Page 4 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025
Revenue:
Revenue before reimbursements	$68,342	$77,629	$136,185	$153,860
Reimbursements	986	1,270	1,940	2,904
Total revenue	69,328	78,899	138,125	156,764

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $2,460 and $1,871 and $4,985 and $9,913 of non-cash stock based compensation expense in the three and six months ended June 26, 2026 and June 27, 2025, respectively)	40,632	49,672	79,137	98,052
Reimbursable expenses	986	1,270	1,940	2,904
Total cost of service	41,618	50,942	81,077	100,956

Selling, general and administrative costs (includes $1,793 and $3,861 and $4,736 and $9,480 of non-cash stock based compensation expense in the three and six months ended June 26, 2026 and June 27, 2025, respectively)	19,506	23,362	37,952	46,810
Restructuring costs	492	-	2,448	-
Total costs and operating expenses	61,616	74,304	121,477	147,766

Operating income	7,712	4,595	16,648	8,998

Other expense, net:
Interest expense, net	(1,211)	(366)	(2,219)	(568)

Income before income taxes	6,501	4,229	14,429	8,430
Income tax expense	2,092	2,568	5,739	3,626
Net income	$4,409	$1,661	$8,690	$4,804

Basic net income per common share:
Income per common share	$0.18	$0.06	$0.35	$0.17
Weighted average common shares outstanding	25,064	27,602	25,115	27,595

Diluted net income per common share:
Income per common share	$0.18	$0.06	$0.34	$0.17
Weighted average common and common equivalent shares outstanding	25,166	28,482	25,212	28,433

Page 5 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 26,	December 27,
	2026	2025
ASSETS
Current assets:
Cash	$14,162	$18,197
Accounts receivable and contract assets, net	61,900	59,505
Prepaid expenses and other current assets	8,444	6,175
Total current assets	84,506	83,877
Property, software and equipment, net	26,584	24,011
Other assets	358	358
Intangible assets	2,572	3,252
Goodwill	90,080	90,659
Operating lease right-of-use assets	2,173	2,484
Deferred tax asset	2,336	1,806
Total assets	$208,609	$206,447

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,246	$6,295
Accrued expenses and other liabilities	23,797	28,824
Contract liabilities	13,287	12,317
Income tax payable	-	74
Operating lease liabilities	1,292	1,259
Total current liabilities	43,622	48,769
Deferred tax liability	15,072	12,537
Long-term debt	80,852	75,818
Operating lease liabilities	881	1,223
Total liabilities	140,427	138,347

Shareholders' equity	68,182	68,100
Total liabilities and shareholders' equity	$208,609	$206,447

Page 6 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SEGMENT CONTRIBUTIONS

(in thousands)

(unaudited)

	Quarter Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025
Global S&BT (1):
Revenue before reimbursements	$35,589	$43,611	$71,959	$86,253
Cost of sales	19,051	22,760	39,148	45,086
Gross margin	16,538	20,851	32,811	41,167
Selling, general and administrative costs	7,437	7,863	14,637	15,395
Segment contribution	9,101	12,988	18,174	25,772
Oracle Solutions (2):
Revenue before reimbursements	$15,317	$20,494	$30,765	$40,890
Cost of sales	9,551	13,931	20,149	27,626
Gross margin	5,766	6,563	10,616	13,264
Selling, general and administrative costs	1,575	2,112	2,862	4,447
Segment contribution	4,191	4,451	7,754	8,817
SAP Solutions (3):
Revenue before reimbursements	$17,436	$13,524	$33,461	$26,717
Cost of sales	9,563	7,713	18,415	14,851
Gross margin	7,873	5,811	15,046	11,866
Selling, general and administrative costs	2,285	1,919	4,495	3,723
Segment contribution	5,588	3,892	10,551	8,143
Total Company (4):
Total segment contribution	18,880	21,331	36,479	42,732

Items not allocated to segment level (4):
Corporate general and administrative expenses	4,976	5,248	8,788	10,902
Non-cash stock based compensation expense	2,138	2,814	4,534	5,579
Stock price award program compensation expense	1,643	5,142	2,739	10,285
Acquisition-related cash compensation (reversal) expense	-	308	(64)	616
Acquisition-related non-cash stock based compensation (reversal) expense	472	1,765	(1,541)	3,530
Acquisition-related costs	-	194	-	387
Restructuring costs	492	-	2,448	-
Depreciation expense	1,148	1,034	2,313	2,059
Amortization expense	299	231	614	376
Interest expense, net	1,211	366	2,219	568
Income before taxes	$6,501	$4,229	$14,429	$8,430

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP and AI Enablement practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Segment contributions consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, any one-time costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025
GAAP NET INCOME	$4,409	$1,661	$8,690	$4,804
Adjustments (1):
Non-cash stock based compensation expense (2)	2,138	2,814	4,534	5,579
Stock price award program compensation expense (2)(3)	1,643	5,142	2,739	10,285
Acquisition-related cash compensation (reversal) expense (4)	-	308	(64)	616
Acquisition-related non-cash stock based compensation (reversal) expense (4)	472	1,765	(1,541)	3,530
Acquisition-related costs	-	194	-	387
Amortization expense	299	231	614	376
Restructuring costs	492	-	2,448	-
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	9,453	12,115	17,420	25,577
Tax effect of adjustments above (5)	981	1,424	296	3,280
ADJUSTED NET INCOME (1)	$8,472	$10,691	$17,124	$22,297

GAAP diluted net income per common share	$0.18	$0.06	$0.34	$0.17
Adjusted diluted net income per common share (1)	$0.34	$0.38	$0.68	$0.78
Weighted average common and common equivalent shares outstanding	25,166	28,482	25,212	28,433

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of June 26, 2026, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended June 26, 2026. As of June 26, 2026, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $1.6 million and $2.7 million was recorded in the second quarter and first six months of 2026, respectively.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was expense of $0.8 million and benefit of $0.5 million and expense of $1.2 million and $2.9 million in the second quarter and first six months of 2026 and 2025, respectively. The impact of acquisition related cash compensation reversal was a benefit of $16 thousand in the first six months of 2026 and expense of $78 thousand and $155 thousand in the second quarter and first six months of 2025, respectively. The impact of the acquisition related costs including amortization was $78 thousand and $160 thousand and $111 thousand and $199 thousand in the second quarter and first six months of 2026 and 2025, respectively. The impact of the restructuring cost was $124 thousand and $0.6 million in the second quarter and first six months of 2026, respectively.

Page 8 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 26,	March 27,	June 27,
	2026	2026	2025
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$36,036	$36,775	$44,205
Reimbursements	447	405	594
Revenue before reimbursements	$35,589	$36,370	$43,611

Oracle Solutions:
Total revenue	$15,481	$15,685	$20,801
Reimbursements	164	237	307
Revenue before reimbursements	$15,317	$15,448	$20,494

SAP Solutions:
Total revenue	$17,811	$16,337	$13,893
Reimbursements	375	312	369
Revenue before reimbursements	$17,436	$16,025	$13,524

Total segment revenue:
Total revenue	$69,328	$68,797	$78,899
Reimbursements	986	954	1,270
Revenue before reimbursements	$68,342	$67,843	$77,629

Revenue Concentration:
(% of total revenue)
Top customer	3%	4%	7%
Top 5 customers	13%	13%	19%
Top 10 customers	23%	22%	27%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,211	1,247	1,382
Total headcount	1,491	1,535	1,685
Days sales outstanding (DSO) (1)	56	67	54
Cash (used by) provided by operating activities (in thousands)	15,160	$(5,067)	$5,649
Depreciation (in thousands)	1,148	$1,165	$1,034
Amortization (in thousands)	299	$315	$231
Capital expenditures (in thousands)	2,575	$2,414	$1,910

Remaining Plan authorization:
Shares purchased (in thousands)	372	212	177
Cost of shares repurchased (in thousands)	$3,928	$2,966	$4,320
Average price per share of shares purchased	$10.56	$14.00	$24.47
Remaining Plan authorization (in thousands)	$18,106	$22,034	$16,996

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	5	121	3
Cost of shares purchased (in thousands)	$57	$1,666	$88
Average price per share of shares purchased	$12.14	$13.84	$25.77

(1) Given the increase in Value Added Reseller (VAR) revenue over the last two years, which carries multi-year terms, the DSO calculation has been revised to exclude the related revenue and accounts receivables.